Exhibit 10.2

ACQUISITION AND STOCK PURCHASE AGREEMENT

THIS ACQUISITION AND STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of July 29, 2024 (the “Effective Date”), by and among Synergy Empire Limited, a Nevada corporation (the “Purchaser”), Meluha Therapeutics Berhad, a Malaysian limited company (the “Company”), and _________, a resident of __________ (the “Shareholder”).

RECITALS

A. The Shareholder owns _______ ordinary shares of the Company (the “Company Stock”).

B. The Shareholder wishes to sell all of his Company Stock and any and all other equity interests to the Purchaser (the “Acquisition”) in exchange for unregistered shares of the Series A Preferred Stock, $0.0001 par value per share, of the Purchaser (the “Acquisition Shares”).

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Agreement and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	Acquisition and Sale of Company Stock

1.1 Purchase and Sale of Company Stock. Subject to all the terms and conditions of this Agreement, (i) the Shareholder hereby sells, transfers and delivers to the Purchaser, and the Purchaser hereby purchases from the Shareholder, all the shares of the Company Stock owned by the Shareholder, free and clear of any Encumbrances (as defined in Section 2.5) and (ii) each option, warrant or other right to purchase any securities of the Company Stock, if any, shall terminate. Following the consummation of the Acquisition and the acquisition of the remainder of the Company’s ordinary shares pursuant to that a separate Acquisition and Stock Purchase Agreement by and between the Purchaser, the Company and the other shareholders of the Company, the Purchaser shall own 100% of the issued and outstanding shares of equity securities and warrants, options or other rights to acquire equity securities of the Company.

1.2 Purchase Price for Company Stock, Options and Warrants. Subject to the terms and conditions of this Agreement, in exchange for the Company Stock, the Purchaser shall issue to the Shareholder that number of Acquisition Shares indicated on the signature pages hereof (collectively, the “Purchase Price”).

1.3 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Haneberg Hurlbert PLC, 1111 East Main Street, Suite 2010, Richmond, Virginia 23219, on the Effective Date, or at such other time and place as the Purchaser and the Shareholder may agree. At the Closing, the Company, the Shareholder, and the Purchaser, as applicable, shall deliver the certificates and other documents and instruments required to be delivered by or on behalf of such party. The Shareholder shall deliver to the Purchaser certificates representing the Company Stock owned by such Shareholder, duly endorsed for transfer or accompanied by duly executed stock powers with all requisite transfer stamps affixed thereto.

1.4 Options and Warrants. Any outstanding options, warrants or other rights to purchase Company Stock or any other securities of the Company owned by the Shareholder shall terminate as of the Closing and will not be assumed as a result of the Acquisition.

2.	Representations and Warranties of the Company and the Shareholder

The Shareholder and the Company hereby jointly and severally represent and warrant to the Purchaser that each of the following representations and warranties is true and correct in all respects as of the Closing, except as disclosed in the disclosure letter separately delivered to the Company at the Closing (the “Disclosure Schedule”). As used in this Section 2, “Material Adverse Effect” shall mean, with respect to the business of the Company, any substantial adverse effect or change in the business, including the operations, properties, prospects, financial condition, or results of operations of the business, taken as a whole.

2.1 Organization and Authority to Do Business; Good Standing. The Company is a is a private limited company, duly organized, validly existing and in good standing under the laws of Malaysia and is qualified to do business in every jurisdiction in which it is required to be qualified. The Company has full power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted. Correct and complete copies of the Company’s articles of incorporation and bylaws, or similar governing documents, have been furnished to the Purchaser (together, the “Charter Documents”). Correct and complete copies of the minute books containing the records of all the meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company have been furnished to the Purchaser. The corporate books as well as the records of the Company are complete and accurate in all respects and all facts and corporate actions reflected therein have been conducted or taken in material compliance with all applicable laws and with the relevant bylaws. All books and records required to be maintained by the Company have been accurately maintained on a timely basis. The Company is not in default under or in violation of any provision of its Charter Documents, is not insolvent, nor declared bankrupt, and no action or request are pending to declare it bankrupt or to make it subject to – inter alia - any insolvency proceedings, composition with creditors or other winding up procedure. Schedule 2.1 of the Disclosure Schedule lists all of the directors and executive officers of the Company.

2.2 Authority and Enforceability. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The board of directors and the shareholders of the Company have duly approved this Agreement and have duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

2.3 Capitalization. The authorized shares of the Company consist of 10,000,000 shares of Company’s ordinary shares. The Company Stock held by the Shareholder, along with the 9,600,000 additional ordinary shares held by the other shareholders of the Company, constitutes 100% of the issued and outstanding shares of the Company immediately before the Closing. The Shareholder has delivered to the Purchaser a schedule, in form satisfactory to the Purchaser, that fully and accurately reflects the capitalization of the Company, including all Company Stock and options, warrants and other rights to acquire capital stock of the Company, and the interests of any other party receiving consideration in connection with the Acquisition, as of the date hereof and the disposition of all such interests upon the Closing. The Company Stock has been duly authorized, is validly issued, fully paid and nonassessable, and is not subject to, nor was it issued in violation of, any preemptive rights or rights of first refusal. The Company Stock is free of any pledge, attachment, charge, lien or restriction or encumbrance of any kind. Immediately upon and simultaneously with the Closing (i) the only outstanding shares of Company Stock will be 10,000,000 ordinary shares, (ii) there will be no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock (other than this Agreement), (iii) there will be no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company, (iv) there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company and (v) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. Other than the Company Stock, no other class or series of capital stock has been issued by the Company at any time. The Company has not at any time redeemed any shares of Company Stock. The Company has no option plans or other incentive plans.

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2.4 No Subsidiaries. The Company has no subsidiaries and has never had any subsidiaries and does not own or have the right to acquire an equity interest in any other entity.

2.5 Consents and Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation of the Acquisition. Neither the execution and the delivery of this Agreement nor the consummation of the Acquisition will: (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or authority, any nongovernmental, self-regulatory organization or agency to which the Company or any of its properties or assets may be subject, or any court to which the Company is subject, or any provision of the Charter Documents; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets). For purposes of this Agreement, “Encumbrance” means any encumbrance, claim, lien, charge, mortgage, security interest, equity, option, pledge, restriction on transferability (including, without limitation, any voting agreement, voting trust, any restriction on voting rights or right of disposition), defect of title, attachments, preliminary attachments or adverse claims (whether or not made, known or contingent) or other claims or third party rights of whatever nature on any property or property interest.

2.6 Brokers’ Fees. The Company has no liability or obligation to pay any fees, commissions or expenses to any broker, finder, or agent with respect to the Acquisition.

2.7 Financial Statements. The Company has previously delivered to the Purchaser the unaudited financial statements of the Company for each fiscal year since 2010 (the “Financial Statements”), and the balance sheet of the Company at September 30, 2023, the “Balance Sheet”). The Financial Statements and the Balance Sheet have been prepared from, and are in accordance with, the books and records of the Company and present fairly, in all material respects, the financial position and results of operations of the Company as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles (“GAAP”), except that notes required by GAAP shall not be required. The accounting books as well as the records of the Company are complete and accurate in all respects and all facts and accounting actions reflected therein have been conducted or taken in material compliance with all applicable laws and with the relevant bylaws. All accounting books and records required to be maintained by the Company have been accurately maintained on a timely basis.

2.8 No Adverse Changes. Since the date of the Balance Sheet the business of the Company has been conducted only in the ordinary course and in accordance with past and current practices, which comply with the law and are reasonable and customary in the circumstances, due to use of the due diligence of a “prudent businessman” and, thus, there has not been:

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(a) any material adverse change in the business of the Company or any event or condition that has had or is reasonably likely to have a Material Adverse Effect on the business of the Company;

(b) any transaction, commitment, contract or agreement entered into by the Company or any relinquishment by the Company of any contract or other right;

(c) any payment or other provision of value to any third party, outside the ordinary course of the business of the Company; or

(d) any significant change in the payment terms with the suppliers or customers of the Company;

(e) any amendment to the Company’s Charter Documents; or

(f) any loss of important customer or supplier, and the Company’s management has not received any written notice from any such important customer stating its intent to cease doing business with the Company.

2.9 Absence of Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except (i) liabilities or obligations that are fully accrued or reserved against in the Balance Sheet, and (ii) liabilities or obligations arising since the date of the Balance Sheet in the ordinary course of business and consistent with past practice that would not separately or cumulatively reasonably likely result in a Material Adverse Effect.

2.10 Compliance; Liabilities. All activities of the Company have been, and are currently being, conducted in compliance with all applicable state, local or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, guidelines and other similar items of any court or other governmental entity. All Company indebtedness is listed on Scheduled 2.10 of the Disclosure Schedule. No event (including the Acquisition) has occurred or been alleged that is, or with the passing of any time or the giving of any notice, certificate, declaration or demand would become, an event of default under, or breach of, any of the terms of any loan, borrowing, debenture or financial facility of the Company or which would entitle any person to call for repayment prior to normal maturity.

2.11 Environmental Laws and Regulations. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling, Release (as defined below) or treatment of waste or hazardous substances by the Company at, upon, or from any of the property now or previously owned or leased by the Company or at, upon or from any third party property where the Company implemented any solar power plant, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which could reasonably be expected to require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit. For the purposes of this Section, “Release” shall mean any material spill, discharge, leak, emission, injection, escape, dumping or other release of any kind.

2.12 Taxes.

(a) For purposes of this Agreement: “Tax” or “Taxes” means any state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, including, without limitation, taxes or withholdings associated with the use of independent contractors, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority, and “Tax Return” means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

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(b) The Company has filed all Tax Returns required to be filed; all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Company for the periods covered thereby; all Taxes owed by the Company (whether or not shown on any such Tax Return) have been timely paid or accrued for; the Company is not currently the beneficiary of any extension of time within which to file any Tax Return; the Company has duly and timely withheld from employee and consultant salaries, wages and other compensation and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; the Company has not waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; all deficiencies asserted or assessments made as a result of any examination or audit of the Company’s Tax Returns have been paid in full; there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company and no basis exists therefor; there are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due; all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company; and the Company has never been a member of any Company group or had any direct or indirect ownership in any corporation, partnership, joint venture or other entity.

2.13 Real Property. Schedule 2.13 of the Disclosure Schedule lists and describes briefly all real property owned, leased, subleased, occupied, held, controlled or otherwise used or contemplated to be used by the Company. The Company is in actual and exclusive occupation of each such property. None of the properties occupied by the Company is in material violation of any law or in violation of any building, zoning, or other ordinance, code or regulation. Any existing lease agreement is in full force and effect; the terms of the existing lease agreements are fair and reasonable for the market and the rental payments under the lease agreements are at fair market rental prices. The Company is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under the existing lease agreements.

2.14 Intellectual Property Rights. The Company owns, possesses, or has applied for all patents, patent rights, trademarks, trademark registrations, service marks, service mark registrations, trade names, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information systems or procedures) and other rights or interests in items of intellectual property as are necessary for the operation of the business now conducted or proposed by the Company to be conducted by the Company (collectively, the “Intellectual Property”), all of which are listed on Schedule 2.14 of the Disclosure Schedule.

2.15 Tangible Assets. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of the business as conducted or as proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is used currently. The Intellectual Property is not subject, also after the completion of the transaction contemplated in this Agreement, to any constraints or limitations.

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2.16 Contracts. Schedule 2.16 of the Disclosure Schedule contains an accurate and complete list of every contract (whether express or implied), plan, agreement, lease or understanding to which the Company is a party or may be bound that involves (i) obligations of, or payments to, the Company in excess of $10,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than licenses to the Company available at a cost not exceeding $2,000 and widely available through regular commercial distribution channels on standard terms and conditions, or (iii) the granting of rights to manufacture, produce, assemble, distribute, license, market or sell the Company’s products or affecting the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products (each, a “Contract,” and collectively, the “Contracts”). The Company has performed all material obligations required to be performed by it under the Contracts. There has not been any event of default (or any event or condition with notice or the lapse of time, both or otherwise, would constitute an event of default) thereunder on the part of the Company or any other party thereto under one or more Contracts. The Contracts are in full force and effect, have been signed by individuals vested with the necessary powers and are valid and enforceable by the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors’ rights generally, by general principles of equity.

2.17 Insurance. Schedule 2.17 of the Disclosure Schedule sets forth a true and complete list of the insurance policies maintained with respect to the Company, its respective assets and properties, or their directors, officers or employees. True and complete copies of all such insurance policies and all related applications, together with all modifications and amendments thereto, have been delivered to the Purchaser before the date hereof. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy that has not been replaced on substantially similar terms before the date of such cancellation. The Company has performed in all material respects their respective obligations under each policy to which the Company is a party or that provides coverage to the Company or any director, officer or employee thereof. The insurance coverage is sufficient for compliance with all requirements of applicable law, regulations and of any contract to which the Company is party to and cover risks of the kind customarily insured against and in amounts customarily carried by businesses similarly situated.

2.18 Litigation. Except as described at Schedule 2.18 of the Disclosure Schedule: (i) there is no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand pending or threatened against or involving the Company its employees, directors, collaborators, current or former, or any of its properties or rights, before any court, tax court, arbitrator, or administrative or governmental body, and there exists no reasonable basis for any such action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand; (ii) there is no judgment, decree, injunction, rule or order of any court, tax court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company; and (iii) the Company is not in violation of any term of any judgment, decree, injunction or order outstanding against it.

2.19 Employees.

(a) Schedule 2.19 of the Disclosure Schedule contains a complete list of every employee, consultant, collaborator (including project-workers), commercial agent and business finder of the Company, providing their position, start dates, compensation (including benefits), accrued vacation, and stock options or other equity incentive issued or granted to them by the Company (including grant date, vesting terms, amount expected to be vested as of the Closing, and exercise price). As of the Closing, all such options or other rights to acquire securities will have been terminated or exercised.

(b) The Company is not a party to or bound by any collective bargaining agreement at the Company’s level, and it has not experienced any strikes, has not committed any unfair labor practice and has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. The Company is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, and wages and hours and, except as disclosed in Schedule 2.19 of the Disclosure Schedule, the Company has not violated or incurred any liabilities for breach or unlawful termination of any employment contract with any of its employees or former employees or for failure to comply with an order for the reinstatement or reengagement and back pay of any of its employees or former employees.

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(c) The Company has not granted any loans to any employee.

(d) The Company has not experienced any work stoppage involving the employees within the past five years.

(e) The Company has paid in full to all employees all wages, salaries and bonuses due and payable to such employees, and has paid in full any related withholding tax to the Tax Authority.

(f) No golden parachutes or similar advantages for employees exist, nor any contractual obligations in excess of mandatory provisions of law in case of dismissal.

(g) The Acquisition will not give rise to (i) any extraordinary payment obligations to any employee, consultant or other party on the part of the Company or (ii) the right of any employee or consultant to terminate or modify the terms of such party’s relationship with the Company.

(h) No employee, director, consultant or independent contractor is party to any contract, including without limitation any employment, consulting, contracting or similar contract, oral or written, with the Company. No employee, director, consultant or independent contractor is entitled to severance, bonus, or any other payment upon termination of such party’s employment, consulting or independent contractor relationship with the Company or any extraordinary payment upon a change of control of the Company. Except as disclosed in Schedule 2.19 of the Disclosure Schedule, all employees, consultants and independent contractors provide such employment, consulting or independent contractor services to the Company on an “at will” basis.

2.20 Employee Benefits. The Company maintains no employee benefit plans.

2.21 Guarantees. The Company is not a guarantor of, nor is it otherwise liable for, any liability or obligation (including indebtedness) of any other person or entity.

2.22 Related-Party Transactions.

Except as set forth on Schedule 2.22 of the Disclosure Schedule, (i) no present employee, consultant, officer, shareholder, director or Affiliate (as defined below) of the Company, or, in the case of any of the foregoing who are individuals, any member of his or her immediate family, or any Affiliate of any of the foregoing, and (ii) no former employee, consultant, officer, shareholder, director or Affiliate of the Company, or, in the case of any of the foregoing who are individuals, any member of his or her immediate family, or any Affiliate of any of the foregoing:

(a) is indebted to the Company nor is the Company indebted (or committed to make loans or extend or guaranty credit) to any such person, other than for (i) the payment of salary or performance bonuses for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, or (iii) other standard employee benefits made generally available to all employees or to similarly situated persons;

(b) is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s employment with the Company or ownership of capital stock of the Company) nor holds any direct or indirect ownership interest in any firm or corporation (i) with which the Company is affiliated or with which the Company has a business relationship or (ii) that competes with the Company, except that such persons may own stock in publicly traded companies (not exceeding one percent of any such company’s outstanding capital stock) that may compete with the Company.

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As used herein the term “Affiliate” shall mean any person or entity that controls or is controlled by, or is under common control with, the designated party. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether by ownership of voting securities, by contract or otherwise, or the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other interest of a person or entity.

2.23 Inventory. Each item of inventory of the Company whether reflected on the Balance Sheet or subsequently acquired, (a) is free of any material defect or deficiency, (b) is in good, usable and currently marketable condition consistent with past practice in the ordinary course of business of the Company, and (c) is properly reflected in the books and records of the Company at the lesser of cost and fair market value, with adequate obsolescence reserves, all as determined in accordance with GAAP. Since the date of the Balance Sheet, there have not been any write-downs of the value of, or establishment of any reserves against, any inventory of the Company and except for write-downs and reserves in the ordinary course of business.

2.24 Receivables. All the accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing (a) represent actual indebtedness incurred by the applicable account debtors and (b) have arisen from bona fide transactions in the ordinary course of business. All such accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Balance Sheet. Since the date of the Balance Sheet, there have not been any write-offs as uncollectible of any customer accounts receivable of the Company, except for write-offs in the ordinary course of business.

2.25 Assets. The Company has good and valid title to all the assets reflected on the Balance Sheet or thereafter acquired, other than assets disposed of in the ordinary course of business since the date of the Balance Sheet, in each case free and clear of all Encumbrances. Schedule 2.25 of the Disclosure Letter sets forth a brief description of each item of equipment or other personal property of the Company with an original cost in excess of $250,000, indicating, in each case, the purchase price thereof, the year of purchase and the accumulated book depreciation through the Balance Sheet Date. Each item set forth or required to be set forth in Schedule 2.25 of the Disclosure Letter is adequate for the uses to which it is being put, is in good working order (ordinary wear and tear excepted), is free from any material defect and has been maintained in all material respects in accordance with the past practice of the Company and generally accepted industry practice. All leased equipment and other personal property of the Company is in all material respects in the condition required of such property by the terms of the lease applicable thereto. The buildings, plants and structures of the Company are structurally sound, are in good condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants or structures need maintenance or repairs except for ordinary, routine maintenance and repairs. The assets of the Company are sufficient for the continued conduct of the business of the Company in substantially the same manner as conducted before the date hereof.

2.26 Disclosure. The representations and warranties contained in this Section 2 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 2 not misleading.

3.	Representations and Warranties of the Shareholder.

The Shareholder, with respect only to the Shareholder individually and no other person or entity, represents and warrants to the Purchaser that each of the representations and warranties set forth below is true and correct in all respects as of the Closing with respect to such Shareholder, except as fairly disclosed in the Disclosure Schedule:

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3.1 Authority and Enforceability. The Shareholder is the only owner of the Company Stock and, thus, has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2 No Violations. Neither the execution and the delivery of this Agreement nor the consummation of the Acquisition will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which the Shareholder is bound that could affect the Company Stock or the Company.

3.3 Company Stock. The Shareholder holds of record and owns beneficially the Company Stock set forth next to the Shareholder’s name on Exhibit A attached hereto, free and clear of any restrictions on transfer (other than any restrictions under applicable securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands or any other Encumbrances. The Shareholder is not a party to any option, warrant, purchase right, or other agreement, understanding, contract or commitment that would entitle the Shareholder to hold or own, directly or indirectly, of record or beneficially, any other equity interest in the Company or that could require the Shareholder to sell, transfer, or otherwise dispose of any equity interest in the Company (other than this Agreement) other than as set forth in Exhibit A. The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Company Stock. There is no litigation, claim, proceeding or governmental investigation pending or threatened against the Shareholder which seeks to delay or prevent the consummation of, or which would be reasonably likely to adversely affect the Shareholder’s ability to consummate, the Acquisition. Upon transferring of the Company’s shares at the Closing Date, the Purchaser will obtain good and valid title to such shares, legally and beneficially.

3.4 Claims Against the Company. The Shareholder does not have any claims against the Company other than rights or claims arising with respect to the Shareholder’s ownership of the Company Stock.

3.5 Termination of Rights to Purchase Securities. By execution of this Agreement, the Shareholder hereby permanently and irrevocably terminates any interest or right that the Shareholder has in, or to acquire, any security of the Company, effective as of the Closing.

3.6 Securities Act. The Acquisition Shares are being acquired for investment only and not with a view to any public distribution thereof in violation of any of the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

3.6 Disclosure of Information. The Shareholder has received and/or have had full access to a copy of all reports, registration statements, prospectuses and other information required to be filed by the Purchaser (the “SEC Filings”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act of 1934, as amended (the “1934 Act”), and the Securities Act. The Shareholder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Acquisition Shares to be issued by the Purchaser to the Shareholder under this Agreement. The Shareholder further has had an opportunity to ask questions and receive answers from the Purchaser on the terms and conditions of the offering of the Acquisition Shares and to obtain additional information necessary to make its investment decision.

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3.7 Investment Experience. The Shareholder understands that the purchase of the Acquisition Shares involves substantial risk. The Shareholder (i) has experience as an investor in securities of companies such as the Purchaser (ii) acknowledges that the Shareholder is able to fend for himself, (iii) can bear the economic risk of the Shareholder’s investment in the Acquisition Shares and (iv) has such knowledge and experience in financial or business matters that the Shareholder is capable of evaluating the merits and risks of this investment in the Acquisition Shares and protecting his own interests in connection with this investment.

3.8 Legend.

(a) It is understood that any certificates evidencing the Acquisition Shares will bear the legend set forth below:

SECURITIES PURCHASED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE LAW AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE REGISTERED UNDER SUCH ACTS OR UNLESS IN THE OPINION OF LEGAL COUNSEL AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. BECAUSE THE SECURITIES ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, INVESTORS MUST BEAR THE ECONOMIC RISK OF INVESTMENT IN SUCH SECURITIES FOR AN INDEFINITE PERIOD OF TIME. CERTIFICATES REPRESENTING SUCH SECURITIES WILL BEAR A LEGEND BRIEFLY DESCRIBING RESTRICTIONS WITH RESPECT TO THE TRANSFER THEREOF AND A STOP TRANSFER ORDER WITH RESPECT TO SUCH SECURITIES WILL BE PLACED WITH THE COMPANY’S TRANSFER AGENT (OR NOTED IN THE COMPANY’S RECORDS) BEFORE CERTIFICATES REPRESENTING ANY SECURITIES SUBSCRIBED WILL BE ISSUED.

(b) The legend set forth in paragraph (a) shall, upon the request of the Shareholder, be promptly removed by the Purchaser from any certificate evidencing the Acquisition Shares upon delivery to the Purchaser of an opinion of counsel to the Shareholder, reasonably satisfactory to the Purchaser, that the legended security can be freely transferred without a registration statement being in effect under the Securities Act.

3.9 Compliance With Laws. The Shareholder has satisfied the laws of the Shareholder’s jurisdiction in connection with the Acquisition, including (i) the legal requirements within the jurisdiction for the purchase of the Acquisition Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase or holding of the Acquisition Shares.

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4. Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Company and the Shareholder that each of the representations and warranties set forth below is true and correct in all respects as of the Closing. As used in this Section 5, “Material Adverse Effect” shall mean, with respect to the business of the Purchaser, as the case may be, any substantial adverse effect or change in the business, including the operations, properties, prospects, financial condition, or results of operations of the business, taken as a whole.

4.1 Organization and Authority to Do Business; Good Standing. The Purchaser is a is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business in every jurisdiction in which it is required to be qualified. The Purchaser has full power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted. Correct and complete copies of the Purchaser’s Charter Documents. The corporate books as well as the records of the Purchaser are complete and accurate in all respects and all facts and corporate actions reflected therein have been conducted or taken in material compliance with all applicable laws and with the relevant bylaws. All books and records required to be maintained by the Purchaser have been accurately maintained on a timely basis. The Purchaser is not in default under or in violation of any provision of its Charter Documents, is not insolvent, nor declared bankrupt, and no action or request are pending to declare it bankrupt or to make it subject to – inter alia - any insolvency proceedings, composition with creditors or other winding up procedure.

4.2 Authority and Enforceability. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The board of directors and shareholders of the Purchaser has duly approved this Agreement and have duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

4.3 Capitalization. At the Closing, the authorized capital stock of the Purchaser shall be as set forth in the latest SEC Filings. All of the Purchaser’s issued and outstanding capital stock is duly authorized, validly issued, fully paid and nonassessable, and has not been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right, or any similar right of stockholders. None of the issued and outstanding capital stock, including the Acquisition Shares, is and will not be as of the Closing, subject to any preemptive, subscription right or other similar rights. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Purchaser to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for the equity securities of the Purchaser, nor has the Purchaser, or any of its agents orally agreed to issue any of the foregoing. There are no declared or accrued unpaid dividends with respect to any of the Purchaser’s equity securities. There are no agreements, written or oral, between the Purchaser and any of its shareholders or among any shareholders relating to the acquisition (including without limitation rights of first refusal, preemptive rights or other similar rights), or disposition, or registration under the Securities Act or voting of the capital stock of the Purchaser. Other than as noted in the SEC Filings, the Purchaser has no capital stock other than its authorized, issued or outstanding common stock or Series A Preferred Stock.

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4.4 Consents and Approvals; No Violations. Except as noted on Schedule 4.4 of the Disclosure Schedule, no filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation of the Acquisition. Neither the execution and the delivery of this Agreement nor the consummation of the Acquisition will: (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or authority, any nongovernmental, self-regulatory organization or agency to which the Purchaser or any of its properties or assets may be subject, or any court to which the Purchaser is subject, or any provision of the Charter Documents; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets).

4.5 Brokers’ Fees. The Purchaser has no liability or obligation to pay any fees, commissions or expenses to any broker, finder, or agent with respect to the Acquisition.

4.6 Financial Statements.

(a) The SEC Filings constitute all of the documents and reports that the Purchaser was required to file with the SEC pursuant to the Securities Act and the 1934 Act, and the rules and regulations promulgated thereunder by the SEC, as of the date hereof. The financial statements included in the SEC Filings (all such statements being referred to collectively as the “Purchaser Financial Statements”), together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. The Purchaser Financial Statements present fairly the financial position of the Purchaser as of the dates and for the periods indicated. The books of account and other financial records of the Purchaser have been maintained in accordance with applicable legal and account requirements and the Purchaser Financial Statements are consistent with such books and records.

4.7 No Adverse Changes. The business of the Purchaser has been conducted only in the ordinary course and in accordance with past and current practices, which comply with the law and are reasonable and customary in the circumstances, due to use of the due diligence of a “prudent businessman” and, thus, there has not been:

(a) any material adverse change in the business of the Purchaser or any event or condition that has had or is reasonably likely to have a Material Adverse Effect on the business of the Purchaser;

(b) any transaction, commitment, contract or agreement entered into by the Purchaser or any relinquishment by the Purchaser of any contract or other right;

(c) any payment or other provision of value to any third party, outside the ordinary course of the business of the Purchaser; or

(d) any significant change in the payment terms with the suppliers or customers of the Purchaser;

(e) any amendment to the Purchaser’s articles of incorporation or bylaws or other comparable organizational documents; or

(f) any loss of important customer or supplier, and the Purchaser’s management has not received any written notice from any such important customer stating its intent to cease doing business with the Purchaser.

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4.8 Absence of Undisclosed Liabilities. The Purchaser has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except (i) liabilities or obligations that are fully accrued or reserved against in the Purchaser Financial Statements, and (ii) liabilities or obligations arising since the date of the Purchaser Financial Statements in the ordinary course of business and consistent with past practice that would not separately or cumulatively reasonably likely result in a Material Adverse Effect.

4.9 Compliance. All activities of the Purchaser have been, and are currently being, conducted in compliance with all applicable state, local or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, guidelines and other similar items of any court or other governmental entity. All Purchaser indebtedness is listed in the SEC Filings. No event (including the Acquisition) has occurred or been alleged that is, or with the passing of any time or the giving of any notice, certificate, declaration or demand would become, an event of default under, or breach of, any of the terms of any loan, borrowing, debenture or financial facility of the Purchaser or which would entitle any person to call for repayment prior to normal maturity.

4.10 Taxes.

(a) For purposes of this Agreement: “Tax” or “Taxes” means any state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, including, without limitation, taxes or withholdings associated with the use of independent contractors, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority, and “Tax Return” means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

(b) The Purchaser has filed all Tax Returns required to be filed; all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Purchaser for the periods covered thereby; all Taxes owed by the Purchaser (whether or not shown on any such Tax Return) have been timely paid or accrued for; the Purchaser is not currently the beneficiary of any extension of time within which to file any Tax Return; the Purchaser has duly and timely withheld from employee and consultant salaries, wages and other compensation and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; the Purchaser has not waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; all deficiencies asserted or assessments made as a result of any examination or audit of the Purchaser’s Tax Returns have been paid in full; there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Purchaser and no basis exists therefor; there are no liens for Taxes upon the assets of the Purchaser except liens relating to current Taxes not yet due; all Taxes which the Purchaser is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Purchaser; and the Purchaser has never been a member of any company group or had any direct or indirect ownership in any corporation, partnership, joint venture or other entity.

4.11 Litigation. (i) There is no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand pending or threatened against or involving the Purchaser, its employees, directors, collaborators, current or former, or any of its properties or rights, before any court, tax court, arbitrator, or administrative or governmental body, and there exists no reasonable basis for any such action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand; (ii) There is no judgment, decree, injunction, rule or order of any court, tax court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Purchaser; and (iii) The Purchaser is not in violation of any term of any judgment, decree, injunction or order outstanding against it.

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4.12 Guarantees. The Purchaser is not a guarantor of, nor is it otherwise liable for, any liability or obligation (including indebtedness) of any other person or entity.

4.13 Related-Party Transactions.

(i) No present employee, consultant, officer, shareholder, director or Affiliate (as defined below) of the Purchaser, or, in the case of any of the foregoing who are individuals, any member of his or her immediate family, or any Affiliate of any of the foregoing, and (ii) No former employee, consultant, officer, shareholder, director or Affiliate of the Purchaser, or, in the case of any of the foregoing who are individuals, any member of his or her immediate family, or any Affiliate of any of the foregoing:

(a) is indebted to the Purchaser nor is the Purchaser indebted (or committed to make loans or extend or guaranty credit) to any such person, other than for (i) the payment of salary or performance bonuses for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Purchaser, or (iii) other standard employee benefits made generally available to all employees or to similarly situated persons;

(b) is, directly or indirectly, interested in any material contract with the Purchaser (other than such contracts as relate to any such person’s employment with the Purchaser or ownership of capital stock of the Purchaser) nor holds any direct or indirect ownership interest in any firm or corporation (i) with which the Purchaser is affiliated or with which the Purchaser has a business relationship or (ii) that competes with the Purchaser, except that such persons may own stock in publicly traded companies (not exceeding one percent of any such company’s outstanding capital stock) that may compete with the Purchaser.

4.14 Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 2 not misleading.

5.	Conditions to Closing

5.1 Conditions of the Company and the Shareholder to Closing. The obligations of the Company and the Shareholder under this Agreement are subject to (i) the representations and warranties of the Purchaser contained in Section 4 being true and correct as of the Closing, (ii) the Purchaser having duly authorized and entered into the Agreement, and (ii) the Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required by this Agreement to be performed or complied with by it on or prior to the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.2 Conditions of the Purchaser to Closing. The obligations of the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Shareholder contained in Sections 2 and 3 shall be true and correct at the Closing.

(b) Sale of All Company Stock. The Shareholder shall have tendered all of his Company Stock to the Purchaser for purchase and shall have executed this Agreement.

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(c) No Material Adverse Change. Between the date of the Balance Sheet and the Closing, there shall have occurred no event that is reasonably likely to have a Material Adverse Effect (as defined in Section 2) on the Company.

(d) Securities. The Company shall have terminated any and all agreements, arrangements or plans relating to its equity securities, and all such agreements, arrangements and plans shall be of no further force and effect and there shall be no rights or obligations outstanding under any such agreements, arrangements or plans.

(e) Directors; Officers. Except as otherwise specified in writing by the Purchaser to the Company, all of the Company’s directors and officers shall have resigned and such resignations shall be effective as of the Closing.

(f) Options and Warrants. All options, warrants or other rights to purchase Company stock or other securities of the Company shall have either been terminated or exercised for shares of Company Stock. All Company option plans or other incentive plans shall have been terminated.

(g) Exemption from Registration. The offer and sale of the Acquisition Shares in the Acquisition shall be qualified or exempt from registration or qualification under all applicable United States federal and state securities laws.

(h) Due Diligence. The Purchaser shall have completed its due diligence in their full satisfaction.

(i) Regulatory Approvals. The Shareholder shall have obtained all material required governmental, foreign exchange and regulatory approvals or consents in its jurisdiction of organization that are required under the laws of its jurisdiction of organization in order for the Shareholder to purchase the Acquisition Shares as contemplated by this Agreement.

(j) Company Approval. The board of directors and the shareholders of the Company has duly approved this Agreement and has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6.	Covenants.

6.1 Public Announcements. None of the Parties will issue any press release or make any statement or disclosure to any third party (whether or not in response to an inquiry) regarding the existence of this Agreement or its terms, except as may be required by law, without prior written approval of the Purchaser.

6.2 Release of the Shareholder.

(a) Effective upon the Closing, the Shareholder, for such Shareholder and such Shareholder’s predecessors, successors, personal representatives and assigns (the “Releasors”), hereby irrevocably releases and forever discharges the Company, the Purchaser, and the Company’s and the Purchaser’s past, present and future officers, directors, employees, agents, stockholders, partners, managers, successors, representatives, assigns and affiliates (other than the Shareholder) (the “Releasees”), as the case may be, from (i) any and all claims, liabilities, costs, expenses, rights, causes of action, suits, litigation, proceedings, arbitrations, demands, however arising, whether at law or equity, actual or contingent, known or unknown arising solely out of, or relating solely to, the Shareholder’s ownership (direct or indirect) of any debt or equity interests in the Company (including, without limitation, the Company Stock) and (ii) any and all obligations, whether previously or now existing, up to and through the Closing, which the Company may have to, or have incurred for the benefit or on behalf of, any Releasor, whether pursuant to law, contract, provision of the Company’s Charter Documents or otherwise, arising solely out of, or relating solely to, the Releasors’ ownership (direct or indirect) of any debt or equity interests in the Company (including, without limitation, the Company Stock); provided, that this release shall not extend to claims or obligations arising out of, or relating to this Agreement.

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(b) The Shareholder hereby acknowledges and agrees that the consideration received by him for the execution and delivery of this Agreement, including without limitation the consideration received by the Shareholder for the Company Stock, was fully negotiated and bargained for and constitutes full and fair consideration for the agreements and releases by each of them set forth in this Agreement.

(c) The Shareholder hereby confirms that he (i) has carefully read the provisions of this Section 6.2, (ii) has reviewed such provisions with such party’s respective attorneys and has consulted therewith regarding such party’s rights and obligations hereunder, and (iii) has had ample and sufficient opportunity to consider the terms of this Section 6.2 without duress or coercion. Accordingly, each Releasor forever waives all rights to assert that the release contained in this Section 6.2 was the result of a mistake in law or in fact or to assert that any or all of the legal theories or factual assumptions used for negotiating purposes are for any reason inaccurate or inappropriate.

6.3 Further Action. Before and after the Closing, each Party agrees promptly to take all such reasonable and lawful actions as may be necessary or desirable to effect the Acquisition in accordance with this Agreement, including without limitation the execution of such further instruments of conveyance and transfer and additional action as the Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to the Purchaser of the Company Stock and any other transactions contemplated hereby.

6.4 Specific Performance. The Shareholder acknowledges that the Company’s business is unique and recognizes and affirms that in the event of a breach of this Agreement by the Shareholder, money damages may be inadequate, and the Purchaser may have no adequate remedy at law. Accordingly, the Shareholder agrees that the Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the Shareholder’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

7.	Indemnification

7.1 Survival of Representations and Warranties. All representations and warranties in this Agreement and any other certificate or document delivered pursuant to this Agreement shall survive for eighteen (18) months following the Closing; provided, that the representations and warranties in Section 2.3 (Capitalization) shall survive the Closing indefinitely, and the representations and warranties in Sections 2.7 (Financial Statements), 2.11 (Environmental Laws and Regulations), 2.12 (Taxes), 2.18 (Litigation) and 2.19 (Employees) shall survive the Closing and continue in full force and effect until expiration of any applicable statute of limitation or audit and examination period. Notwithstanding anything in the foregoing to the contrary, any claim relating to fraud or willful misconduct shall also survive the Closing indefinitely. All covenants and obligations contained in this Agreement shall survive the Closing until all obligations with respect thereto have been performed or until they have expired in accordance with their respective terms. The right to indemnification, setoff, payment of Damages (as defined in this Section 7) or other remedy based on any representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or at the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

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7.2 Indemnification by the Shareholder. Subject to the limitations set forth in this Agreement, the Shareholder shall indemnify the Purchaser, and the Company and each of their respective officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns and hold each of them harmless from and against and pay on behalf of or reimburse such party in respect of any damage, liability, demand, claim, action, cause of action, cost, damage, diminution in value, deficiency, tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any governmental entity or any department, agency or political subdivision thereof) ( “Damages”) against or affecting such party or which, if determined adversely to such party, would give rise to, evidence the existence of, or relate to, any other Damages and the investigation, defense or settlement of any of the foregoing Damages which such party may suffer, sustain or become subject to, as a result of or relating to:

(a) the breach of any representation or warranty made by the Company or any Shareholder contained in this Agreement with respect thereto in connection with the Closing if such breach is not cured within fifteen (15) days of such notice; or

(b) the breach of any covenant or agreement made by the Company (if such covenant or agreement is to be performed at or prior to the Closing) or any Shareholder contained in this Agreement with respect thereto in connection with the Closing if such breach is not cured within fifteen (15) days of such notice.

The Purchaser’s remedy for any indemnification of Damages hereunder may be satisfied by proceeding against the indemnifying party or parties for all or any portion of any such Damages or pursuant to the terms of this Agreement.

7.3 Procedure for Indemnification.

(a) If a party hereto seeks indemnification under this Section 7, such party (the “Indemnified Party”) shall give written notice to the other party (the “Indemnifying Party”) after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), whether insurance may be available (if known), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 7, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to notify any applicable insurer and to control (subject to the rights of such insurer) the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party’s claim for indemnification at its expense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party’s right to assume control of such defense, it must first agree to be fully responsible for all Damages relating to such claims and that it will provide full indemnification to the Indemnified Party for all Damages (to the extent not reimbursed by insurance) relating to such claim; and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim over which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, or (iii) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

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(b) If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, subject to the control of the Indemnifying Party, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) a conflict of interest between the Indemnifying Party and the Indemnified Party.

(c) If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice. If the Indemnified Party shall control the defense of any such claim, the Indemnified Party shall obtain the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if the Indemnifying Party is a named defendant in such claim and pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnifying Party or if such settlement does not expressly unconditionally release the Indemnifying Party from all liabilities and obligations with respect to such claim, without prejudice.

7.4 Payments. Any payment pursuant to a claim for indemnification shall be made not later than thirty (30) days after receipt by the Indemnifying Party of written notice from the Indemnified Party stating the amount of the claim, unless the claim is subject to defense as provided hereunder, in which case payment shall be made not later than ten (10) days after the amount of the claim is finally determined. Any payment required under this Section 7 which is not made when due shall bear interest at a rate equal to five percent (5%) per annum for each day until paid.

8.	Miscellaneous

8.1 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party hereto by operation of law or otherwise without the prior written consent of the Purchaser and the Shareholder; provided, that the Purchaser, in its sole discretion, may assign all or any portion of its rights, interests and obligations hereunder to any affiliate of the Purchaser if such assignee assumes and agrees in writing with the Shareholder to perform all of the Purchaser’s obligations hereunder. This Agreement shall be binding upon and inure to the benefit of successors and assigns of the parties hereto.

8.2 Modifications, Amendments and Waivers. Except as expressly provided herein, neither this Agreement nor any term hereof may be modified, amended, waived or supplemented other than by a written instrument referencing this Agreement and signed by the Parties. Any such modification, amendment, waiver or supplement effected in accordance with this Section 8.2 shall be binding upon the Shareholder. The conditions to each party’s obligations to consummate the Acquisition are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by law in a writing signed by such party or by closing with actual knowledge that a condition to the Closing has not been satisfied; provided, however, that any such waiver of a condition of the Closing shall not be deemed a waiver of any other right or remedy of any party, including without limitation in respect of misrepresentations, breaches of warranty or covenant, or any right to indemnification. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

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8.3 Administrative Law. The Company has obtained all governmental and or local approvals, authorizations, permits or licenses which are required or necessary for the lawful conduct of its business.

8.4 Product Liability. In all its processes the Company adopts the highest level of diligence and makes use of the highest known available scientific and technologic standards for the activities carried out pursuant to its corporate purpose. There are no actions, suits or proceedings pending or threatened against the Company in connection with the products sold by it or which are likely to be started against it. There are no liabilities with regard to warranties given in relation to products of the Company supplied to customers prior to the execution of this Agreement.

8.5 Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law. Any dispute which may arise under this Agreement, or which is in any way connected with it, shall be decided and settled with exclusive jurisdiction by a federal court in the State of Nevada.

8.7 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart hereof or thereof.

8.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.9 Notices. All notices, requests, claims, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified as follows:

If to the Purchaser:

Synergy Empire Limited

No.19 Jalan 12/118B

Desa Tun Razak, 56100

Kuala Lumpur, Malaysia

with a copy (which shall not constitute notice) to:

Haneberg Hurlbert PLC

1111 East Main Street

Suite 2010

Richmond, Virginia 23219 USA

Attention: Bradley A. Haneberg

Telephone: (804) 814-2209

Email: brad@hbhblaw.com

If to the Company:

Meluha Therapeutics Berhad

No. 69-1A, OG Business Park

Tamen Datuk Tan Yew Lai

Jalan Datuk Tan Yew Lai

58200 Kuala Lampur

Wilagah Persekutuan

If to the Shareholder:

To the Shareholder address included on the signature page hereto.

8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

8.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement, and any and all other written or oral agreements existing between the parties are expressly canceled.

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The parties have executed this Acquisition and Stock Purchase Agreement as of the date first written above.

THE PURCHASER:	SYNERGY EMPIRE LIMITED

By:

Name:

Title:

Date:

THE COMPANY:	MELUHA THERAPEUTICS BERHAD

By:

Name:

Title:

Date:

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SHAREHOLDER:

Name:

Date:

Address:

Telephone:

Email:

Number of Meluha Shares Being Tendered:

Number of Synergy Preferred Shares Being Issued:

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EXHIBIT A

Attached hereto

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